                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                K N Energy, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ No fee required.

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

[K N ENERGY, INC. LOGO]                       K N Energy, Inc.
                                              370 Van Gordon Street
                                              P.O. Box 281304
                                              Lakewood, CO 80228-8304
                                              (303) 989-1740

                                                                  March 15, 1999

Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Westin Tabor Center located at 1672 Lawrence Street, Denver, Colorado 80202, on Thursday, April 15, 1999, at 10:00 A.M., Mountain Daylight Time.

     Please read carefully the accompanying Notice of Annual Meeting and Proxy Statement which contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the reelection of six directors, five Class III directors for a term of three years each and one Class II director for a term of two years.

     As in the past, in the election of directors, you may vote either for or against all persons nominated by the Board by checking the appropriate box. If you wish to vote for some but not all of the persons nominated, write the name of the nominees for whom you do not wish to vote in the space provided.

     To be sure that your shares will be voted, whether or not you plan to attend the meeting in person, please complete, sign, date and mail the accompanying Proxy in the enclosed return envelope promptly. If you then do attend the meeting, your Proxy will be returned to you if you wish to vote in person.

     As you know, the Company has entered into an agreement with Sempra Energy providing for a stock-and-cash merger of the Company into a subsidiary of Sempra Energy. No action will be taken at the Annual Meeting of Shareholders with respect to this merger. The Company expects to call a special meeting of shareholders to consider and vote on the merger agreement sometime during the second quarter of this year.

                                            Very truly yours,
                                            /s/ LARRY D. HALL
                                            LARRY D. HALL
                                            Chairman of the Board

                                K N ENERGY, INC.
                             370 VAN GORDON STREET
                                P.O. BOX 281304
                            LAKEWOOD, CO 80228-8304
                                 (303) 989-1740

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of K N Energy, Inc. will be held at the Westin Tabor Center located at 1672 Lawrence Street, Denver, Colorado 80202, on Thursday, April 15, 1999, at 10:00 A.M., Mountain Daylight Time, for the following purposes:

          1. To elect five Class III Directors to terms of three years each, and to elect one Class II Director to a term of two years.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Accompanying this Notice of Annual Meeting of Shareholders is a form of Proxy, a Proxy Statement, and a copy of the Company's 1998 Annual Report to Shareholders. The 1998 Annual Report to Shareholders is not to be considered part of the proxy soliciting material.

     Only shareholders of record at the close of business on February 22, 1999, are entitled to vote at the meeting. A complete list of the shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for purposes germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting at the Company's offices at 370 Van Gordon Street, Lakewood, Colorado 80228.

IMPORTANT:

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL READ THE ENCLOSED PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AND THEN VOTE
(1) BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE, OR (2) BY CALLING THE 800 TOLL-FREE NUMBER LISTED ON THE PROXY CARD, OR (3) VIA THE INTERNET AS INDICATED ON THE PROXY CARD. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                                      MARTHA B. WYRSCH
                                              Vice President, General Counsel
                                                       and Secretary

Lakewood, Colorado
March 15, 1999

                                K N ENERGY, INC.
                             370 VAN GORDON STREET
                                P.O. BOX 281304
                            LAKEWOOD, CO 80228-8304
                                 (303) 989-1740

                                                                  March 15, 1999

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of K N Energy, Inc. (the "Company" or "K N") of proxies for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 A.M. Mountain Daylight Time on April 15, 1999, at the Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado 80202 and at any adjournment of such meeting.

     Proxies may be revoked at any time before they are voted. Revocation may be effected in any of the following ways: (i) by instruction to the Secretary reasonably indicating the shareholder's desire to revoke an existing proxy; (ii) by appropriately signing and returning to the Company a proxy with a more recent date than that of the proxy first given; or (iii) by signing and returning a floor ballot at the annual meeting of shareholders.

     The Proxy Statement and form of Proxy will be first mailed to the shareholders on or about March 15, 1999.

                               SHARES OUTSTANDING

     Only shareholders of record at the close of business on February 22, 1999, are entitled to vote at the meeting. On that date the Company had outstanding the following shares of capital stock: 70,000 shares of Class A $5.00 Cumulative Preferred Stock, and 69,651,991 shares of Common Stock. Each share of Preferred and Common Stock has one vote and all shares vote as one class for all matters to come before the meeting.

     The holders of a majority of the issued and outstanding shares of the Company who are entitled to vote at the meeting must be present at the meeting, in person or represented by proxy, so that a quorum may be present for the transaction of business. If a quorum is present at the meeting, the six nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected directors. Any other matters submitted to a vote of the shareholders must be approved by the affirmative vote of the holders of a majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, abstentions will have no effect on the vote. However, an abstention will have the practical effect of voting against any other matters since it is one less vote for approval. Broker nonvotes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes. The By-laws of the Company require that directors be elected by written ballot.

     As a matter of policy, proxies, ballots, and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the meeting in accordance with the directions given. If no specific instructions are given with respect to the matters to be voted upon, the Proxyholders, who are Larry D. Hall and Martha B. Wyrsch, will vote the shares covered by proxies received by them for the election of the nominees to the Board of Directors, and in accordance with the directors' recommendations on any other matters that may come before the meeting.

                         ELECTION OF DIRECTORS (ITEM 1)

     The Restated Articles of Incorporation of the Company provide for a Board of Directors of no fewer than nine nor more than fifteen members (exclusive of any advisory director), divided into three classes of as nearly an equal number as possible, the directors in each class being elected for three years. In 1999, the Board amended the Company's By-laws to provide that from and after the annual meeting of shareholders held in the year 2000, any director who is not an employee of the Company must retire as a director at the annual meeting of shareholders next occurring after such director attains the age of 72. In addition, in 1999, the Board amended the By-laws to provide for fifteen members.

     Messrs. Stewart A. Bliss, Robert H. Chitwood, Howard P. Coghlan, Edward Randall, III and James C. Taylor have been nominated for reelection as Class III directors for a period of three years each, and Mr. Charles W. Battey has been nominated for reelection as a Class II director for a period of two years. Mr. Battey was elected to a one-year term as a Class II director at the 1998 annual meeting of shareholders. He is now being renominated to serve for the remainder of his term as a Class II director. Proxies will be voted, unless authority to vote is withheld by the shareholder, for the election of Messrs. Bliss, Chitwood, Coghlan, Randall and Taylor to serve until the 2002 Annual Meeting of Shareholders and for the election of Mr. Battey to serve until the 2001 Annual Meeting of Shareholders, in each case until the election and qualification of his successor. If any such nominee shall be unable or shall fail to accept nomination or election by virtue of an unexpected occurrence, proxies may be voted for such other person or persons as shall be determined by the Proxyholders in their discretion. Proxies cannot be voted by the Proxyholders for more than the number of nominees named, which is six persons.

     The name of each nominee for election as a director at this meeting and of each director whose term of office will continue after the meeting, and each individual's business experience, year first elected as director, beneficial ownership of Company Common Stock, age and relationship to the Company are as follows:

                                        COMPANY
                             YEAR        SHARES                                               OTHER
                            FIRST     BENEFICIALLY                 POSITIONS                 BUSINESS
                           ELECTED    OWNED AS OF                     HELD                  EXPERIENCE
                              AS      FEBRUARY 1,                   WITH THE               DURING PAST
          NAME             DIRECTOR    1999(1)(2)      AGE         COMPANY(3)               5 YEARS(3)
          ----             --------   ------------     ---   ----------------------   ----------------------
NOMINEES FOR ELECTION FOR TERM OF THREE YEARS EXPIRING IN 2002 (CLASS III)
------------------------------------------------------------------------------------------------------------

Stewart A. Bliss             1993        23,175        65    Director                 Financial Consultant
                                                                                      and Senior Business
                                                                                      Advisor, Denver,
                                                                                      Colorado (1993-
                                                                                      Present); Board Member
                                                                                      of Colorado State
                                                                                      Board of Agriculture
                                                                                      (1993-Present);
                                                                                      Director of MACTEC;
                                                                                      Director of Dominion
                                                                                      Capital Industrial
                                                                                      Bank.

Robert H. Chitwood           1990        46,050        68    Director                 President, R.H.
                                                                                      Chitwood Company (oil
                                                                                      and gas production,
                                                                                      investments and
                                                                                      petroleum consulting),
                                                                                      Tulsa, Oklahoma.

Howard P. Coghlan            1981        43,674        71    Director                 Senior Partner,
                                                                                      Coghlan, Crowson,
                                                                                      Fitzpatrick &
                                                                                      Westbrook, Attorneys
                                                                                      at Law, Longview,
                                                                                      Texas.

Edward Randall, III          1994       404,622(4)     72    Director                 Private investor;
                                                                                      Director of Paine
                                                                                      Webber Group, Inc.;
                                                                                      Director of Enron Oil
                                                                                      & Gas Company.

James C. Taylor              1994       160,679(5)     61    Director                 Owner and Operator,
                                                                                      Wytana Livestock
                                                                                      Company, Bozeman,
                                                                                      Montana; Private
                                                                                      investor.
NOMINEE FOR ELECTION FOR TERM OF TWO YEARS EXPIRING IN 2001 (CLASS II)
------------------------------------------------------------------------------------------------------------

Charles W. Battey            1971       108,435        67    Director; Chairman
                                                             (1989-1996); and Chief
                                                             Executive Officer
                                                             (1989-1994)

                                        COMPANY
                             YEAR        SHARES                                               OTHER
                            FIRST     BENEFICIALLY                 POSITIONS                 BUSINESS
                           ELECTED    OWNED AS OF                     HELD                  EXPERIENCE
                              AS      FEBRUARY 1,                   WITH THE               DURING PAST
          NAME             DIRECTOR    1999(1)(2)      AGE         COMPANY(3)               5 YEARS(3)
          ----             --------   ------------     ---   ----------------------   ----------------------
DIRECTORS WHOSE TERMS EXPIRE IN 2001 (CLASS II)
------------------------------------------------------------------------------------------------------------

Larry D. Hall                1984       617,950(6)     56    Chairman and Chief
                                                             Executive Officer(7)
                                                             (April 1996-Present);
                                                             President and Chief
                                                             Executive Officer
                                                             (1994-1998); President
                                                             and Chief Operating
                                                             Officer (1988-1994);
                                                             Director

Richard D. Kinder            1998        13,800        54    Director                 Chairman and Chief
                                                                                      Executive Officer of
                                                                                      Kinder Morgan Energy
                                                                                      Partners, L.P. (1997
                                                                                      to Present); President
                                                                                      and Chief Operating
                                                                                      Officer of Enron Corp.
                                                                                      (1990 to 1996);
                                                                                      Director of Baker
                                                                                      Hughes, Inc.,
                                                                                      Transocean Offshore
                                                                                      Inc., Waste
                                                                                      Management, Inc. and
                                                                                      Kinder Morgan Energy
                                                                                      Partners, L.P.

John F. Riordan              1998        40,899        63    Vice Chairman            Chief Executive
                                                             (February 1998 -         Officer and President
                                                             February 1999);          of MidCon Corp. (1990-
                                                             Director                 January 1998);
                                                                                      Director and Executive
                                                                                      Vice President of
                                                                                      Occidental Petroleum
                                                                                      Corporation
                                                                                      (1991-January 1998).

H.A. True, III               1991        30,900(8)     56    Director                 Partner, True
                                                                                      Companies (energy,
                                                                                      agriculture and
                                                                                      financing), Casper,
                                                                                      Wyoming.

                                        COMPANY
                             YEAR        SHARES                                               OTHER
                            FIRST     BENEFICIALLY                 POSITIONS                 BUSINESS
                           ELECTED    OWNED AS OF                     HELD                  EXPERIENCE
                              AS      FEBRUARY 1,                   WITH THE               DURING PAST
          NAME             DIRECTOR    1999(1)(2)      AGE         COMPANY(3)               5 YEARS(3)
          ----             --------   ------------     ---   ----------------------   ----------------------
DIRECTORS WHOSE TERMS EXPIRE IN 2000 (CLASS I)
------------------------------------------------------------------------------------------------------------

Edward H. Austin, Jr.        1994       302,526(9)     57    Director                 Principal of Austin,
                                                                                      Calvert & Flavin,
                                                                                      Inc., an investment
                                                                                      advisory firm, San
                                                                                      Antonio, Texas.

David W. Burkholder          1984        37,741(10)    56    Director                 President of Will
                                                                                      Feed, Inc. (cattle
                                                                                      feeding), Willow
                                                                                      Island, Nebraska;
                                                                                      President of Island
                                                                                      Dehy Company, Inc.
                                                                                      (alfalfa dehydration),
                                                                                      Cozad, Nebraska; and
                                                                                      President of
                                                                                      Consolidated Blenders,
                                                                                      Inc. (alfalfa
                                                                                      dehydration),
                                                                                      Hastings, Nebraska.

David M. Carmichael          1994       264,810        60    Director; Vice           Director of Tom Brown,
                                                             Chairman (July           Inc. (1996-Present);
                                                             1994-1996)               Chairman of the Board
                                                                                      and Chief Executive
                                                                                      Officer of American
                                                                                      Oil and Gas
                                                                                      Corporation
                                                                                      (1983-1994).

Jordan L. Haines             1983        42,115        71    Director                 Director of Forest Oil
                                                                                      Corporation; Director
                                                                                      of Qwest
                                                                                      Communications
                                                                                      International Inc.

William J. Hybl              1988        31,068(11)    56    Director                 Chairman and Chief
                                                                                      Executive Officer and
                                                                                      Trustee of El Pomar
                                                                                      Foundation (charitable
                                                                                      foundation), Colorado
                                                                                      Springs, Colorado;
                                                                                      Vice Chairman and
                                                                                      Director of Broadmoor
                                                                                      Hotel, Inc., Colorado
                                                                                      Springs, Colorado;
                                                                                      Director of USAA, San
                                                                                      Antonio, Texas
                                                                                      (insurance company);
                                                                                      Director of FirstBank
                                                                                      Holding Co. of
                                                                                      Colorado.

---------------

 (1) No Director owns any Preferred Stock of the Company. No director owned beneficially more than one percent of the outstanding shares of Common Stock of the Company as of February 1, 1999. In determining the number of shares of Common Stock beneficially owned as of February 1, 1999, with respect to any director who held options to purchase shares of Common Stock exercisable within 60 days of February 1, 1999, it was assumed that such options had been exercised. The following number of shares representing such unexercised options were added to the holdings of each of the following directors: Mr. Austin, 22,500 shares; Mr. Battey, 18,000 shares; Mr. Bliss, 22,500 shares; Mr. Burkholder, 18,000 shares; Mr. Carmichael, 18,000 shares; Mr. Chitwood, 28,125 shares; Mr. Coghlan, 18,000 shares; Mr. Haines, 25,875 shares; Mr. Hall, 388,125 shares; Mr. Hybl, 18,000 shares; Mr. Kinder, 9,000 shares; Mr. Randall, 21,000 shares; Mr. Riordan, 24,500 shares; Mr. Taylor, 21,000 shares; and Mr. True, 9,000 shares.

 (2) Unless otherwise indicated, the directors have sole voting and investment power over the shares listed above, other than shared rights created under joint tenancy or marital property laws as between the directors and their respective spouses, if any, and shares underlying unexercised options.

 (3) All of these persons have held such positions for at least five years unless otherwise indicated.

 (4) Includes 274,122 shares of Common Stock owned by various family trusts. Mr. Randall has shared voting and investment power over 95,535 shares and sole voting and investment power over 288,087 shares.

 (5) Mr. Taylor has sole voting and investment power over 112,604 shares and shared investment and voting power over 27,075 shares.

 (6) Includes 208 shares of Common Stock owned by Mr. Hall's wife, as to which Mr. Hall disclaims beneficial ownership and over which he has neither investment nor voting power. Also includes 139,500 restricted shares that Mr. Hall has the right to vote. Does not include any of the shares attributable to the K N Energy, Inc. Profit Sharing Plan of which Mr. Hall is a beneficiary. The cumulative number of shares attributable thereto and held by the Trustee thereof as of December 31, 1998 is 3,402.

 (7) Mr. Hall assumed the position of Chairman of the Board after the 1996 Annual Meeting.

 (8) Mr. True has sole voting and investment power over 21,900 shares.

 (9) Includes shares of Common Stock owned by various family members or their estates, over which Mr. Austin either has power of attorney or with respect to which Mr. Austin is executor; family trusts; a family partnership and a hedge fund partnership, for both of which Mr. Austin is general partner. Mr. Austin has sole voting power over 62,452 shares; shared voting power over 115,873.5 shares; and shared investment power over 101,700.5 shares.

(10) Includes 375 shares of Common Stock owned by the Ervin Burkholder foundation as to which Mr. Burkholder disclaims beneficial ownership.

(11) Includes 600 shares of Common Stock owned by Mr. Hybl's wife, as to which Mr. Hybl disclaims beneficial ownership and over which he has neither investment nor voting power. Excludes 3,300 8.25% Premium Equity Participating Security Units -- PEPS Units ("PEPS").

     Mr. Edward H. Austin, Jr. is married to the niece of Mr. James C. Taylor. No other family relationships exist between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

             RELATIONSHIP BETWEEN CERTAIN DIRECTORS AND THE COMPANY

     Mr. Stewart A. Bliss, a Director of the Company, shared office space with and provided business development consulting services to the law firm of Parcel, Mauro & Spaanstra in 1998, which firm was retained by the Company in 1998, and provided in excess of $60,000 in services to the Company. Mr. Bliss is neither a member of, nor counsel to, the above named law firm and did not provide legal services to the Company.

                        DIRECTOR AND COMMITTEE MEETINGS

     The Board of Directors met nine times during 1998, seven of the meetings being regularly-scheduled and two being special meetings. During 1998, all directors attended at least 96% percent of the aggregate meetings of the Board of Directors and committees thereof on which they served.

     During 1998, the Audit Committee was composed of Messrs. Bliss (Chairman, May to December), Burkholder, Battey, Riordan, and Taylor, and it met four times in 1998. Mr. Chitwood was a member of this Committee from January to April, 1998. The duties of the Audit Committee include recommendation of the independent auditor for selection by the Board of Directors, review of the arrangements and scope of the independent auditor's audit, review of the findings and recommendations of the independent auditor and internal auditors concerning internal accounting procedures and controls, review of professional services rendered by the independent auditor, review of the independence of the auditor in regard to the Company and its management and review of the Company's risk management policies and procedures.

     The Compensation Committee during 1998 was composed of Messrs. Kinder (Chairman, May to December), Austin, Chitwood (May to December), Coghlan and Randall. Mr. Bliss was Chairman of this Committee from January through April, 1998. It met six times in 1998. The duties of the Compensation Committee are set forth in the Report of the Compensation Committee on Executive Compensation which follows.

     The Executive Committee, composed of Messrs. Hall (Chairman), Carmichael, Haines, Hybl, and True, met ten times in 1998. The duties of the Executive Committee consist of oversight and direction of management decisions with respect to the day-to-day operations of K N and its subsidiaries, and nominations for Directors of the Board of the Company. The Executive Committee replaced the Management Committee on April 11, 1996 pursuant to an amendment to the Company's By-laws.

     The Board of Directors does not presently have a separate Nominating Committee; rather, the Executive Committee serves as the Nominating Committee for the Board. Pursuant to the Company's By-laws, shareholders may nominate candidates for the Board of Directors by notifying the Company at its principal executive offices of the name of such candidate and by furnishing other required information at least forty days before the shareholders' meeting at which such election will be held. See also "Date for Receipt of Shareholder Proposals" on page 23.

                             DIRECTOR COMPENSATION

     A director (except a current employee) receives a retainer of $20,000 per year, which may be taken in the form of Common Stock or cash, plus a fee of $1,500 per day for each meeting attended. In addition, in 1998 each non-employee director received 300 shares of Common Stock on February 10, 1998. Members of the Audit, Compensation and Executive Committees also receive a fee of $1,500 per day for each committee meeting attended on a day other than that of a Board meeting. Directors who are full-time employees of the Company receive no additional compensation in their capacity as director. All directors are reimbursed for reasonable travel and other expenses incurred in attending all meetings. Directors who are not also employees or officers may elect to defer until age 65, and/or until retirement from the Board, all or any portion of their compensation pursuant to the Directors and Executives Deferred Compensation Plan (the "Deferred Compensation Plan"), which was adopted by the Company effective January 1, 1998. The Deferred Compensation Plan permits Directors to defer their retainer and/or meeting fees into six different Measurement Fund options including a Measurement Fund that matches the performance of the Company's Common Stock.

     Directors who are not also employees participate in the 1992 Stock Option Plan for Non-Employee Directors ("Directors' Option Plan"), which was amended in 1996 and 1998. Under the Directors' Option Plan, on the first business day of each calendar year, each Director who is not a salaried employee of the Company is granted an option to purchase up to 4,500 shares of the Company's Common Stock. Options, which vest on the date of grant, may be granted at not less than 100 percent of the fair market value of the Common Stock on the date of grant, but must be at least the par value of the shares subject to the option, and expire 10 years from the date of grant. Options granted pursuant to the Directors' Option Plan are not intended to qualify as incentive stock options, but rather are intended to constitute "nonqualified stock options" as defined by
Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The options become exercisable commencing on the date of the grant.

     On January 4, 1999, options to purchase 4,500 shares each were granted to Messrs. Austin, Battey, Bliss, Burkholder, Carmichael, Chitwood, Coghlan, Haines, Hybl, Kinder, Randall, Riordan, Taylor and True at an exercise price of $23.7188 per share, the average sales price of the Common Stock on that date.

     Non-employee Directors who were elected prior to 1992 received grants under the 1982 Stock Option Plan for Non-Employee Directors (the "1982 Plan"). Grants are no longer being made from the 1982 Plan. Under the terms of the 1982 Plan, each participant was granted options to purchase the number of shares equal to 500 times the number of years or partial years in the term to which he was elected, which were exercisable in one-third increments annually over the succeeding three-year period.

     At the request of the Company, Mr. David M. Carmichael is a Director of Tom Brown, Inc. The Company pays Mr. Carmichael the annual Tom Brown, Inc. Board fees. In 1998, those fees totaled $48,000.

                              BOARD RECOMMENDATION

     The Board of Directors recommends a vote FOR the five Class III director nominees, and the one Class II director nominee.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Company's employees are its most important and valued asset. Its senior executives are responsible for developing and driving a business strategy for sustained growth and enhanced rates of return that results in maximum value to the shareholders of the Company. Fiscal year 1998 was a unique year for the Company. The Board of Directors and the Company's senior executives targeted as a primary objective the completion of the acquisition of MidCon Corp. and the integration of MidCon into the Company and a number of other strategic goals. The Company's acquisition of MidCon in January 1998 resulted in a combined company with $9.6 billion in assets and $4.3 billion in operating revenues.

     The Company's success in completing this acquisition and successfully integrating the two companies is reflected in the bonuses paid to senior executives for 1997 performance. Over the course of 1998, the Company achieved cost savings of more than $80 million from the integration of MidCon as well as a number of other strategic goals for 1998. However, the Company did not achieve its targeted financial goals for 1998 primarily due to external environmental and economic factors outside of the control of the Company and that result is reflected in the decision by the Compensation Committee and the Board of Directors not to pay incentive bonuses to the senior executives for 1998 performance.

     It is the goal and obligation of the Compensation Committee and the Board of Directors to attract and retain highly qualified people with the skills to manage opportunities and create shareholder value, and the compensation philosophy discussed in this Report is aimed at creating shareholder value by tying the compensation of the senior executives of the Company to increases in that value.

COMPENSATION COMMITTEE MEMBERSHIPS AND RESPONSIBILITY

     The Compensation Committee of the Board of Directors is presently composed entirely of five independent non-employee directors: Mr. Austin, Mr. Chitwood, Mr. Coghlan, Mr. Kinder and Mr. Randall. The Compensation Committee is responsible for setting and administering the policies which govern both annual compensation and long-term compensation of executive officers. Following review and approval by the Compensation Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval.

COMPENSATION COMPONENTS AND PHILOSOPHY

     Annual executive compensation is principally comprised of salary and incentive cash and stock awards. It is the philosophy of the Company that annual compensation of its executive officers and other key employees should be directly and materially tied to corporate operating and financial performance. To achieve this objective, annual executive compensation decisions are weighted towards cash incentives payable on the basis of such performance. The Company also believes that long-term executive compensation should be tied to corporate operating and financial performance. Grants of stock options, and, more recently, restricted stock awards, have been the principal component of long-term executive compensation.

     The Company's executive compensation components are reviewed periodically and were reviewed in 1998 by outside compensation consultants to ensure that the Company's compensation package operates effectively and remains both reasonable and competitive with the energy industry, and is comparable to the compensation offered by companies of the size and scope of the new combined company.

     The Company's 1994 Long-Term Incentive Plan (the "1994 Incentive Plan") gives the Compensation Committee the flexibility to recommend that the Board grant both non-qualified and incentive stock options, restricted stock awards, stock appreciation rights and other stock-based awards. The 1994 Incentive Plan has permitted the Company to keep pace with changing developments in compensation and benefit programs, making the Company competitive with those companies that offer creative incentives to attract and keep employees. The ability to grant both incentive and non-qualified stock awards enhances the Compensation Committee's ability to meet the Company's objectives of attracting and retaining well-qualified individuals to serve as executive officers and key employees.

     Section 162(m) of the Code limits the deductibility of certain compensation for the Chief Executive Officer and the additional four highest paid executive officers of the Company to $1 million per year. If certain conditions are met, including the removal of discretion in determining individual rewards, compensation may be excluded from consideration of the $1 million limit. Annual compensation of the Company's individual executive officers has historically been below $1 million. However, principally due to the acquisition of MidCon, it is expected that compensation may exceed this limit. The policy of the Compensation Committee to date is to establish and maintain a compensation program which maximizes the creation of long-term shareholder value by recognizing and rewarding performance which increases the value of the Company. The Compensation Committee approved a resolution at its November 30, 1998 meeting instructing certain officers of the Company to take necessary actions regarding the Company's cash and stock incentive plans to match the Company's philosophy regarding Section 162(m).

BASE SALARY

     Salary decisions are based on achievement of both personal and company-wide performance objectives as well as recommendations for salary ranges developed by outside consultants from data obtained through surveys of comparable companies. The types of performance objectives considered when making salary decisions are the same as those described in the discussion on page 11 entitled "Executive Incentive Plan." Salary comparisons are prepared periodically by outside compensation consultants, and are done to ensure that Company salaries remain competitive and reasonable in its industry. Such salary comparisons are currently being developed to ensure competitiveness with companies of comparable size and scope.

STOCK OPTIONS

     In 1998, stock options granted under the 1994 Incentive Plan comprised part of the Company's major long-term executive benefit.

     Stock options are granted to meet certain corporate objectives, including to encourage contributions by executive officers to key corporate, operating and financial goals, to show confidence and high expectations that the judgment, initiative and efforts of executive officers will result in the Company's success and to align the interests of executive officers with shareholder interests. Decisions concerning the granting of stock options are directly related to performance-based objectives. In 1998, the Company awarded options to purchase 1,497,399 shares of Common Stock to a total of 176 employees.

     The following table shows the stock option grants made in 1998, to the five most highly compensated executive officers of the Company and the portion of those grants which vest in 1999.

                               1998 STOCK OPTIONS

                                                         SHARES
                                                       UNDERLYING                   SHARES UNDERLYING
                                                     OPTIONS GRANTED     PURCHASE     OPTIONS WHICH
                       NAME                              IN 1998          PRICE     WILL VEST IN 1999
                       ----                          ---------------     --------   -----------------
Larry D. Hall......................................    135,001(1)        $34.6667        27,000
Morton C. Aaronson.................................     90,001(1)        $34.6667        18,000
Clyde E. McKenzie..................................     90,001(1)        $34.6667        18,000
John F. Riordan....................................     30,000(2)        $33.7709        10,000
H. Rickey Wells....................................     90,001(1)        $34.6667        18,000

---------------

(1) Granted on March 4, 1998.

(2) Granted on February 10, 1998.

     The following table shows the stock option grants made during fiscal year 1998 to all employees other than the five most highly compensated executive officers of the Company.

                               1998 STOCK OPTIONS

                                                       SHARES
                                                     UNDERLYING
                                                   OPTIONS GRANTED   PURCHASE
                                                       IN 1998        PRICE       VESTING SCHEDULE
                                                   ---------------   --------   --------------------
All employees as a group excluding the five most
  highly compensated executive officers (171                                    one-third increments
  persons).......................................     1,062,395       varies      over three years

RESTRICTED STOCK AWARDS

     In 1998, restricted stock awards were granted to the five most highly compensated executives under the 1994 Incentive Plan as a component of long-term executive compensation. These grants are intended to reward executive officers for their contributions to key corporate operating and financial results, and to align the interests of these officers with the interests of the Company's shareholders.

     The following table shows the restricted stock grants which were made in 1998, and the portion of those grants with respect to which restrictions will be lifted in 1999. Holders of the restricted stock identified below are entitled to receive dividends on this stock and to exercise all voting rights with respect thereto.

                             1998 RESTRICTED STOCK

                                                                                RESTRICTED STOCK GRANTED
                                                                                    IN 1998 FOR WHICH
                                                           RESTRICTED STOCK    RESTRICTIONS WILL BE LIFTED
                          NAME                             GRANTED IN 1998               IN 1999
                          ----                             ----------------    ---------------------------
Larry D. Hall............................................     15,000(1)                   3,000
Morton C. Aaronson.......................................      5,250(1)                   1,050
Clyde E. McKenzie........................................      5,250(1)                   1,050
John F. Riordan..........................................      4,500(2)                   1,500
H. Rickey Wells..........................................      5,250(1)                   1,050

---------------

(1) Granted on March 4, 1998.

(2) Granted on February 10, 1998.

DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN

     The Board of Directors adopted the Deferred Compensation Plan effective January 1, 1998. Under the terms of the Deferred Compensation Plan, directors and executive officers, along with all other key employees who meet certain requirements as highly compensated employees of the Company, are eligible to participate in the plan. The Deferred Compensation Plan permits plan participants the option of deferring for each plan year base annual salary, incentive payments, director's fees, qualifying gains on stock options and restricted stock awards. One benefit of participating in the plan includes the opportunity for executive officers to earn a matching contribution of up to 15% of their annual base salary, based on the Company's annual attainment of performance objectives announced prior to the plan year during which the match will be earned. Because 1998 performance objectives were not met, no matching contribution will be made for 1998 deferrals.

PROFIT SHARING PLAN

     Executive officers, along with all other employees who meet certain requirements regarding length of employment and full-time status, are eligible to participate in the Company's Profit Sharing and Savings Plan ("Profit Sharing Plan"). Effective with the 1996 plan year, the profit sharing contribution was revised to relate directly to the attainment by the Company of specific earnings targets which were approved by the Board of Directors. The Profit Sharing Plan distribution opportunities range from 0% to 10% depending on successful achievement of these specific earnings targets. Since the Company did not meet the designated earnings targets for 1998, there was no payout under the Profit Sharing Plan for 1998.

EXECUTIVE INCENTIVE PLAN

     The Compensation Committee annually approves an Executive Incentive Plan, which provides the means for determining and paying annual executive cash awards.

     The Executive Incentive Plan contains detailed criteria for the evaluation of performance by executive officers. Particular emphasis is placed on performance-oriented objectives, financial measures, cost control measures and other measures linked to strategic objectives designed to improve existing performance, development of business growth opportunities, management effectiveness, productivity, safety, cost control, service levels and efficiencies to clearly benefit customers and, thereby, shareholders. Target objectives are set for corporate performance and for division and personal objectives in January of each year. Examples of operating objectives for the 1998 Executive Incentive Plan included: the successful acquisition and integration of MidCon; the successful acquisition and integration of the Thermo companies; completion of Phase II of the TransColorado Pipeline and achievement of safety goals. Examples of financial goals in the 1997 Executive Incentive Plan included acquisition of MidCon; acquisition and integration of the Bushton Plant; completion of the Pony Express Pipeline including achievement of full operational capability; and achievement of safety goals.

     Despite meeting its operational goals in 1998, the Company did not meet its financial goals and therefore there was no payout under the Executive Incentive Plan.

     Prior to April 15 of each year, the Compensation Committee designates executive participants in the Executive Incentive Plan for that year. Participation in one year does not guarantee participation in following years. Participants are assigned to levels of eligibility, based on their degree of responsibility for corporate-wide results. In 1998, the five most highly compensated executives had bonus opportunities with a target range of 75% to 100%. The Compensation Committee has the discretionary authority to exceed these ranges.

     The Executive Incentive Plan is designed to keep individuals focused on their specific tasks while working as a team. In all cases, at least 50% of each participant's incentive compensation opportunity is based upon the Company's overall results. Depending upon the individual's position, the mix of corporate and division/ personal performance objectives can range from 50% corporate and 50% division/personal to 90% corporate and 10% division/personal.

     The mix of corporate and division/personal goals for each of the five most highly compensated executives, and the 1998 payout, is as follows:

                  INCENTIVE COMPENSATION PERFORMANCE CRITERIA

              EXECUTIVE                 CORPORATE GOAL    DIVISION/PERSONAL GOAL    1998 PAYOUT
              ---------                 --------------    ----------------------    -----------
Larry D. Hall.........................       90%                  0%/10%                 0
Morton C. Aaronson....................       80%                 10%/10%                 0
Clyde E. McKenzie.....................       80%                 10%/10%                 0
John F. Riordan.......................       80%                 10%/10%                 0
H. Rickey Wells.......................       80%                 10%/10%                 0

     The Company's 1997 financial and operating results exceeded its 1997 financial and operating objectives and this success is reflected in the individual incentive pay-outs reported in the 1997 portions of the bonus column of the Summary Compensation Table on page 13.

CHIEF EXECUTIVE OFFICER COMPENSATION

     As indicated above, the Company's executive compensation program, both annual and long-term, is based in large part upon the Company's business performance. Annual incentive compensation for the Chief Executive Officer under the Executive Incentive Plan depends primarily upon the overall performance of the Company. His long-term compensation from both performance-based and nonperformance-based stock options and restricted stock awards, and his salary level, also depends primarily upon Company performance.

     The Compensation Committee closely monitors the performance of the Chief Executive Officer, meeting without his presence to evaluate his success in achieving the corporate objectives in each year. As reported above, in 1998, Mr. Hall was awarded stock options to acquire 135,001 shares of the Company's stock and restricted stock of 15,000 shares, pursuant to the performance criteria described above.

     The Compensation Committee determined that in 1998 that despite meeting its operational goals, the Company had not met its performance goals and determined not to pay any incentive compensation to Mr. Hall. The 1997 financial and operating results did exceed the Company's expectations, and the Chief Executive Officer's cash incentive compensation under the Executive Incentive Plan in 1997 reflects this achievement.

                                            Compensation Committee of
                                              the Board of Directors

                                            Mr. Richard D. Kinder (Chairman)
                                            Mr. Edward H. Austin
                                            Mr. Robert H. Chitwood
                                            Mr. Howard P. Coghlan
                                            Mr. Edward Randall, III

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation during the last three fiscal years of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "named executive officers"). In August 1998, the Board of Directors appointed John H. Weber to the position of President and Chief Operating Officer of the Company. Mr. Weber is not listed among the four most highly compensated executive officers of the Company because he was only with the Company for a portion of 1998. Mr. Hall held the position of President of the Company until Mr. Weber's appointment in August 1998. All share amounts have been adjusted to reflect the 3-for-2 stock split effected December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                COMPENSATION AWARDS
                                                             -------------------------
                                                                            SECURITIES
                                 ANNUAL COMPENSATION          RESTRICTED    UNDERLYING    ALL OTHER
         NAME AND           ------------------------------      STOCK        OPTIONS     COMPENSATION
    PRINCIPAL POSITION      YEAR   SALARY($)   BONUS($)(1)   AWARDS($)(2)     (#)(3)        ($)(4)
    ------------------      ----   ---------   -----------   ------------   ----------   ------------
Larry D. Hall               1998    623,247            0        416,000(5)   135,001(6)      9,983(7)
  Chairman/CEO              1997    499,999      450,000      2,662,656(5)   120,000(6)     11,220(7)
                            1996    434,006      375,000      1,081,875(5)   450,000(6)     16,299(7)
Morton C. Aaronson(8)       1998    242,703            0        145,600(10)   90,001(6)      2,703(11)
  Vice President &          1997    210,000      180,000      1,487,703(10)   30,000(6)     10,280(11)
  Chief Marketing           1996    204,000      162,500(9)     761,719(10)  106,500(6)     87,269(11)
  Officer
Clyde E. McKenzie           1998    245,268            0        145,600(13)   90,001(6)      5,716(14)
  Vice President &          1997    214,000      200,000      1,487,703(13)   30,000(6)     10,293(14)
  Chief Financial           1996(12)  164,615    112,500        769,688(13)  106,500(6)     50,462(14)
  Officer
John F. Riordan(15)         1998    565,961            0        151,969(16)   30,000(6)      1,273(17)
  Vice Chairman             1997         --           --             --           --            --
                            1996         --           --             --           --            --
H. Rickey Wells             1998    249,141            0        145,600(18)   90,001(6)      3,510(19)
  Executive Vice President  1997    199,999      210,000      1,487,703(18)   30,000(6)     10,248(19)
                            1996    180,252      112,500        540,938(18)   76,500(6)     15,473(19)

---------------

 (1) The Company has no permanent long-term cash incentive plans. Instead, the Compensation Committee of the Board of Directors reviews the advisability of an executive cash incentive plan on an annual basis as discussed in the Report of the Compensation Committee on Executive Compensation contained herein. Amounts earned under such annual cash incentive plans are actually paid in the year following the year in which they were earned; however such amounts are reflected in the table in the year in which such amounts were earned.

 (2) The amounts disclosed in this column represent the dollar values of the restricted shares of Common Stock granted to the named executive officers in 1998, 1997 and 1996.

 (3) The amounts listed in this column have been adjusted to reflect the 3-for-2 stock split effective December 31, 1998.

 (4) Amounts earned under the Profit Sharing Plan are actually credited under the plan in the year following the year in which they were earned. For 1998, the Company did not make any contributions under the provisions of the Company's Profit Sharing Plan (a defined contribution plan). For 1997, the Company contributed 7 percent and for 1996 the Company contributed 10 percent of eligible employee compensation (determined by comparing 1997 and 1996 actual results to a predetermined graduated scale of annual operating income goals) to the Profit Sharing Plan. All employees who have completed

     1,000 hours of service in a plan year are participants. Amounts allocated to an employee's Profit Sharing Plan account vest immediately. Benefits are generally only payable on termination or retirement.

 (5) Mr. Hall was awarded 45,000 shares of performance-based restricted stock on August 19, 1996, 82,500 shares of restricted stock on February 10, 1997, 22,500 shares of restricted stock on August 8, 1997 and 15,000 shares of restricted stock on March 4, 1998, having a per share market value (based on the grant date average of the high and low prices of the Common Stock) of $24.0417, $24.6667, $27.8959 and $34.6667, respectively. As of December
     31, 1998, Mr. Hall owned 139,500 shares of restricted stock, having an aggregate market value of $3,313,125, which were still subject to restriction, and with respect to which Mr. Hall receives dividends and may exercise all voting rights. Restrictions on the 1996 performance-based restricted stock award of 45,000 shares, the August 8, 1997 award of 22,500 shares and the 1998 award of 15,000 shares are eligible for lapsing over a five-year period in equal annual portions. Since the Company did not meet its financial objectives in 1998, the 1996 performance-based restricted stock due to vest in 1999 will not vest until 2006. The restrictions on the February 10, 1997 restricted stock award of 82,500 shares are eligible for lapsing over a five-year period, with 40% of such shares eligible for lapsing in 1999 and 20% of such shares eligible for lapsing in 2000, 2001 and 2002, respectively.

 (6) These options were granted under the 1994 Incentive Plan, and were granted at an exercise price of 100% of the fair market value of the Common Stock as of the date of grant, are exercisable within 10 years from the respective dates of grant, and vest over a three, four or five-year period. See "Stock Options" on page 17 below.

 (7) Mr. Hall's 1998 earnings under the All Other Compensation Column include $8,521 paid by the Company for executive disability insurance and $1,462 in term life and accidental death and dismemberment insurance premiums paid on behalf of Mr. Hall. Mr. Hall's 1997 earnings under the All Other Compensation column include $9,600 earned for 1997 under the Company's Profit Sharing Plan (see discussion in footnote (4) above). The Company also paid $1,620 in term life and accidental death and dismemberment insurance premiums in 1997 on behalf of Mr. Hall. Mr. Hall's earnings for 1996 under the Profit Sharing Plan were $15,000 and insurance premiums paid on behalf of Mr. Hall for 1996 were $1,299, which amounts are reflected in the 1996 All Other Compensation column.

 (8) Mr. Aaronson and the Company entered into an Employment Agreement effective January 1, 1996 which ended December 31, 1998. Mr. Aaronson has continued working for the Company without an agreement.

 (9) Mr. Aaronson was awarded a signing bonus of $50,000 on January 4, 1996, and received an Executive Incentive Payout of $112,500 for the 1996 year.

(10) Mr. Aaronson was awarded 11,250 shares of performance-based restricted stock on January 4, 1996, 22,500 shares of performance-based restricted stock on August 19, 1996, 54,375 shares of restricted stock on February 10, 1997, 5,250 shares of restricted stock on August 8, 1997, and 5,250 shares of restricted stock on March 4, 1998, having a per share market value (based on the grant date average of the high and low prices of the Common Stock) of $19.6250, $24.0417, $24.6667, $27.8959 and $34.6667,
     respectively. As of December 31, 1998, Mr. Aaronson owned 70,275 shares of restricted stock, having an aggregate market value of $1,669,031, which were still subject to restriction, and with respect to which Mr. Aaronson receives dividends and may exercise all voting rights. Restrictions on the 1996 performance-based restricted stock awards of 11,250 and 22,500, the August 8, 1997 restricted stock award of 5,250 shares and the 1998 restricted stock award of 5,250 shares, are eligible for lapsing in equal annual portions over a three-year, five-year and five-year period, respectively. Since the Company did not meet its financial objectives in 1998, the 1996 performance-based restricted stock due to vest in 1999 will not vest until 2006. The restrictions on the February 10, 1997 restricted stock award of 54,375 shares are eligible for lapsing over a five-year period, with 40% of such shares eligible for lapsing in 1999 and 20% of such shares eligible for lapsing in 2000, 2001 and 2002, respectively.

(11) Mr. Aaronson's 1998 earnings under the All Other Compensation Column include $2,120 paid by the Company for executive disability insurance and $583 in term life and accidental death and dismemberment insurance premiums paid on behalf of Mr. Aaronson. Mr. Aaronson's 1997 earnings under the All

     Other Compensation column include $9,600 earned for 1997 under the Company's Profit Sharing Plan (see discussion in footnote (4) above), and $680 in term life and accidental death and dismemberment insurance premiums paid in 1998 on behalf of Mr. Aaronson. Mr. Aaronson's 1996 Profit Sharing Plan distribution was $15,000 and insurance premiums paid on behalf of Mr. Aaronson for 1996 totaled $655. The All Other Compensation column for 1996 also reflects $71,614 in relocation and moving allowances.

(12) Mr. McKenzie's employment by the Company began on March 25, 1996.

(13) Mr. McKenzie was awarded 11,250 shares of performance-based restricted stock on March 25, 1996, 22,500 shares of performance-based restricted stock on August 19, 1996, 54,375 shares of restricted stock on February 10, 1997, 5,250 shares of restricted stock on August 8, 1997, and 5,250 shares of restricted stock on March 4, 1998, having a per share market value (based on the grant date average of the high and low prices of the Common Stock) of $20.3333, $24.0417, $24.6667, $27.8959 and $34.6667,
     respectively. As of December 31, 1998, Mr. McKenzie owned 74,025 shares of restricted stock, having an aggregate market value of $1,758,094, which were still subject to restriction, and with respect to which Mr. McKenzie receives dividends and may exercise all voting rights. Restrictions on the 1996 performance-based restricted stock awards of 11,250 and 22,500 shares, the August 8, 1997 restricted stock award of 5,250 shares and the 1998 restricted stock award of 5,250 shares are eligible for lapsing in equal annual portions over a three-year, five-year and five-year period, respectively. Since the Company did not meet its financial objectives in 1998, the 1996 performance-based restricted stock due to vest in 1999 will not vest until 2006. The restrictions on the February 10, 1997 restricted stock award of 54,375 shares are eligible for lapsing over a five-year period, with 40% of such shares eligible for lapsing in 1999 and 20% of such shares eligible for lapsing in 2000, 2001 and 2002, respectively.

(14) Mr. McKenzie's 1998 earnings under the All Other Compensation Column include $5,129 paid by the Company for executive disability insurance and $587 in term life and accidental death and dismemberment insurance premiums paid on behalf of Mr. McKenzie. Mr. McKenzie's 1997 earnings under the All Other Compensation column include $9,600 earned for 1997 under the Company's Profit Sharing Plan (see discussion in footnote (4) above), and $693 in term life and accidental death and dismemberment insurance premiums paid in 1997 on behalf of Mr. McKenzie. Mr. McKenzie's 1996 Profit Sharing Plan distribution was $15,000 and insurance premiums paid on behalf of Mr. McKenzie for 1997 totaled $462. The All Other Compensation column for 1996 also reflects $35,000 in relocation allowance granted to Mr. McKenzie.

(15) Mr. Riordan is no longer an employee of the Company, but he does remain as a director of the Company.

(16) Mr. Riordan was previously the Chairman of MidCon Corp. Mr. Riordan began working for the Company on February 1, 1998. Mr. Riordan was awarded 4,500 shares of restricted stock on February 10, 1998, having a per share market value (based on the grant date average of the high and low prices of the Common Stock) of $33.7709. As of December 31, 1998, Mr. Riordan owned 4,250 shares of restricted stock, having a market value of $100,938, which were still subject to restriction, and with respect to which Mr. Riordan receives dividends and may exercise all voting rights. Restrictions on these restricted shares are eligible for lapsing in equal annual portions over a three-year period.

(17) Mr. Riordan's 1998 earnings under the All Other Compensation Column includes $1,273 in term life and accidental death and dismemberment insurance premiums paid on behalf of Mr. Riordan.

(18) Mr. Wells was awarded 22,500 shares of performance-based restricted stock on August 19, 1996, 54,375 shares of restricted stock on February 10, 1997, 5,250 shares of restricted stock on August 8, 1997, and 5,250 shares of restricted stock on March 4, 1998, having a per share market value (based on the grant date average of the high and low prices of the Common Stock) of $24.0417, $24.6667, $27.8959, and $34.6667, respectively. As of December
     31, 1998, Mr. Wells owned 70,275 shares of restricted stock, having an aggregate market value of $1,669,031, which were still subject to restriction, and with respect to which Mr. Wells receives dividends and may exercise all voting rights. Restrictions on the 1996 performance-based restricted stock award of 22,500 shares, the August 8, 1997 restricted stock award of 5,250 shares and the March 4, 1998 restricted stock award of 5,250 shares are eligible for lapsing in equal annual portions over a three-year, five-year and five-year period, respectively. Since the Company did not meet its financial objectives in 1998, the 1996 performance-based restricted stock due to vest in 1999 will not vest until 2006. The restrictions on the February 10, 1997 restricted stock award of 54,375 shares are eligible for lapsing over a five-year period, with 40% of such shares eligible for lapsing in 1999 and 20% of such shares eligible for lapsing in 2000, 2001 and 2002, respectively.

(19) Mr. Wells' 1998 earnings under the All Other Compensation Column include $2,917 paid by the Company for executive disability insurance and $593 in term life and accidental death and dismemberment insurance premiums paid on behalf of Mr. Wells. Mr. Wells' 1997 earnings under the All Other Compensation column include $9,600 earned for 1997 under the Company's Profit Sharing Plan (see discussion in footnote (4) above). The Company also paid $648 in term life and accidental death and dismemberment insurance premiums in 1997 on behalf of Mr. Wells. Mr. Wells' 1996 Profit Sharing Plan distribution was $15,000 and insurance premiums paid on behalf of Mr. Wells for 1996 totaled $473.

                                 STOCK OPTIONS

     Information concerning 1998 grants of options to purchase the Company's Common Stock to the named executive officers follows:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                          ------------------------------------------------------------------------------
                                         PERCENT                                  POTENTIAL REALIZABLE
                          NUMBER OF      OF TOTAL                                   VALUE AT ASSUMED
                            SHARES       OPTIONS                                  ANNUAL RATES OF STOCK
                          UNDERLYING    GRANTED TO                               PRICE APPRECIATION FOR
                           OPTIONS     EMPLOYEES IN   EXERCISE OR                    OPTION TERM(3)
                           GRANTED        FISCAL      BASE PRICE    EXPIRATION   -----------------------
          NAME              (#)(1)       YEAR(2)       ($/SHARE)       DATE        5%($)        10%($)
          ----            ----------   ------------   -----------   ----------   ----------   ----------
Larry D. Hall...........   135,001(4)      9.0%         34.6667        3/4/08     2,934,082    7,444,176
Morton C. Aaronson......    90,001(4)      6.0%         34.6667        3/4/08     1,956,062    4,962,802
Clyde E. McKenzie.......    90,001(4)      6.0%         34.6667        3/4/08     1,956,062    4,962,802
John F. Riordan.........    30,000(4)      2.0%         33.7709       2/10/08       637,145    1,614,656
H. Rickey Wells.........    90,001(4)      6.0%         34.6667        3/4/08     1,956,062    4,962,802

---------------

(1) Each option granted in 1998 has an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and expires ten years from the date of grant, subject to earlier termination in certain events related to termination of employment of the optionee. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions. Under the terms of the 1994 Incentive Plan, the Compensation Committee retains discretion, subject to plan limits, to accelerate exercise dates and otherwise waive or amend any conditions of options granted thereunder.

(2) The total number of options granted to Company employees in 1998 was 1,497,399.

(3) The values set forth in this column assume annual rates of stock appreciation of 5% and 10%. The Company has no ability to predict whether such appreciation rates will be achieved, and, therefore, cannot predict whether the potential realizable values set forth in these columns realistically indicate the value of the options granted to the named executive officers in 1998.

(4) These options vest over five years, subject to automatic acceleration of full exercisability upon a Change of Control of the Company (as defined in the Change of Control Severance Agreement which is described under "Severance and Other Agreements" herein).

     The following table sets forth information about option exercises in 1998 by the named executive officers and the value of the remaining options held by each such officer at year-end.

                      AGGREGATED OPTION EXERCISES IN 1998
                       AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF            VALUE OF
                                                                       SECURITIES          UNEXERCISED
                                                                       UNDERLYING          IN-THE-MONEY
                                                                   UNEXERCISED OPTIONS      OPTIONS AT
                                                                     AT YEAR-END(#)        YEAR-END($)
                                   SHARES ACQUIRED      VALUE         EXERCISABLE/         EXERCISABLE/
              NAME                 ON EXERCISE(#)    REALIZED($)      UNEXERCISABLE      UNEXERCISABLE(1)
              ----                 ---------------   -----------   -------------------   ----------------
Larry D. Hall....................      96,000         1,673,933      365,625/468,751     819,330/130,468
Morton C. Aaronson...............      37,817           437,176       50,997/127,503           0/ 49,508
Clyde E. McKenzie................           0                 0       98,999/127,503      61,497/ 41,007
John F. Riordan..................           0                 0       10,000/ 20,000           0/      0
H. Rickey Wells..................           0                 0      118,125/121,126     367,546/ 39,140

---------------

(1) Based on the average of the high and low price of the Company's Common Stock on the NYSE Composite Tape on December 31, 1998, which was $23.75, after giving effect to the 3-for-2 stock split.

                           EXECUTIVE STOCK OWNERSHIP

     The following table sets forth information about beneficial stock ownership of the named executive officers, as well as all executive officers and directors as a group.

                  EXECUTIVE OFFICER BENEFICIAL STOCK OWNERSHIP

                                                               AMOUNT AND NATURE OF
                                                                   COMMON STOCK
                                                                   BENEFICIALLY
                                                              OWNED AS OF FEBRUARY 1,
                            NAME                                    1999(1)(2)
                            ----                              -----------------------
Larry D. Hall...............................................           617,950(3)
Morton C. Aaronson..........................................           206,286
Clyde E. McKenzie...........................................           252,419
John F. Riordan.............................................            40,899
H. Rickey Wells.............................................           248,795
All executive officers and directors as a group.............         3,241,101

---------------

(1) No executive officer or director beneficially owns any preferred stock of the Company, and only Mr. Hybl, who owns 3,300 PEPS, owned any PEPS as of February 1, 1999. No named executive officer beneficially owned more than one percent of the Company's outstanding Common Stock as of February 1, 1999. All executive officers and directors as a group beneficially owned approximately 4.65% percent of the outstanding Common Stock on February 1, 1999. Respecting share ownership by directors, see "Election of Directors" beginning on page 2. In making the computations required in connection with the preceding statement, with respect to any executive officer who held options to purchase shares of the Common Stock exercisable within 60 days of February 1, 1999, it was assumed that such options had been exercised. The following number of shares representing such unexercised options were added to the holdings of each of the following executive officers: Mr. Hall, 388,125 shares; Mr. Aaronson, 100,498 shares; Mr. McKenzie, 148,500 shares; Mr. Riordan, 24,500 shares; and Mr. Wells, 161,625 shares. A total of 1,283,521 shares representing such unexercised options were added to the holdings of all executive officers and directors as a group.

(2) Unless otherwise indicated, the executive officers have sole voting and investment power over the shares listed above, other than shared rights created under joint tenancy or marital property laws as between the Company's executive officers and their respective spouses, if any.

(3) Includes 208 shares of Common Stock owned by Mr. Hall's wife, as to which Mr. Hall disclaims beneficial ownership and over which he has neither investment nor voting power. Also includes 139,500 restricted shares that Mr. Hall has the right to vote. Does not include any of the shares attributable to the K N Energy, Inc. Profit Sharing Plan of which Mr. Hall is a beneficiary. The cumulative number of shares attributable thereto and held by the Trustee thereof as of December 31, 1998 is 3,402.

     On February 20, 1999, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Sempra Energy and Cardinal Acquisition Corp., a wholly-owned subsidiary of Sempra Energy. The Merger Agreement provides that upon consummation of the merger of the Company into Cardinal Acquisition Corp. (the "Merger"), K N Common Stock will be exchanged for Sempra Common Stock, cash, or a combination of the two, subject to proration, as further described in the Merger Agreement. Completion of the Merger is subject to several conditions, including approval of the shareholders of both K N and Sempra Energy at special meetings to be held later this year and certain regulatory approvals and clearance.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the performance of the Company's Common Stock to the Standard & Poor's 500 Stock Index and to the Standard & Poor's Natural Gas Index for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1993, and that all dividends were reinvested. Total net return to the Company's shareholders in 1998 was a negative (30.91%), as compared to an average return of 28.58% for the Standard & Poor's 500 Stock Index and of 9.58% for the Standard & Poor's Natural Gas Index for the same period.
[PERFORMANCE GRAPH]'

               Measurement Period                                                       S&P Natural
             (Fiscal Year Covered)                       KN             S&P 500             Gas
1993                                                           100               100               100
1994                                                            96               101                95
1995                                                           122               139               134
1996                                                           170               171               179
1997                                                           239               228               211
1998                                                           165               293               231

                       PENSION AND SUPPLEMENTAL BENEFITS

     The Company's employees and officers participate in its Retirement Plan and Trust Agreement for Non-Bargaining Employees (the "Pension Plan"). This is a defined benefit plan which is not based upon a participant's final years' compensation. Annual pension benefits at the normal retirement age of 65 are equal to the total of the yearly accrued annuity credits. Prior to January 1, 1989, the yearly annuity credit equaled 1.1 percent of the first $8,400 of compensation and 2.1 percent of compensation in excess of $8,400. Effective January 1, 1989, the yearly annuity credit equals 1.75 percent of the first $19,200 of compensation and 2.1 percent of compensation in excess of $19,200. For purposes of the Pension Plan, compensation excludes bonuses and commissions, and includes overtime and special duty compensation. Assuming continued employment to age 65 at present salaries, the estimated annual pension benefits of the named executive officers are as follows: Mr. Hall, $97,032, Mr. Aaronson, $92,016, Mr. McKenzie, $55,766, Mr. Riordan, $3,836 and Mr. Wells, $104,256.
These benefits are not subject to any deduction for Social Security benefits or other offset amounts.

     The Company's Profit Sharing Plan, described on page 11 above, also provides retirement benefits to eligible employees including executive officers. In addition, the Company has supplemental benefit plans which are designed to assure payment to certain employees of benefits that would be provided under the Pension Plan and the Profit Sharing Plan except for the dollar limits on accrued benefits imposed by the Code.

                         SEVERANCE AND OTHER AGREEMENTS

     The Company has entered into severance agreements with certain key employees, including all of its named executive officers except John F. Riordan, effective on or about October 18, 1996. The agreements provide severance benefits if the officer is involuntarily terminated under certain circumstances within two years following a change in control of the Company. A "change in control" means (i) a change in the majority of the Board of Directors of the Company as a result of any reason other than normal retirement, death or disability; (ii) the sale by the Company of all or substantially all of its assets or the approval by the shareholders of a plan of complete liquidation;
(iii) a person or group becoming the beneficial owner of 30% or more of the outstanding voting stock of the Company; or (iv) the approval by the shareholders of a merger or consolidation other than one in which the Company's outstanding voting securities prior thereto constitute more than 50% of the combined voting power of the surviving entity and other than a merger in which no person acquires more than 30% of the Company's then outstanding securities. Such benefits are provided if, within two years following a change in control, the officer is involuntarily terminated (other than for willful misconduct, gross negligence, death, disability or retirement), or the officer terminates his employment because of a "change of duties." A "change of duties" means generally a reduction in compensation, downgrading of position or authority, or the requirement to relocate. Upon such termination, the officer would be entitled to receive in a lump sum an amount, subject to withholding tax and employee benefit premiums or similar adjustments, equal to a multiple of the officer's annual compensation (including base salary and cash incentive bonus) earned at termination, plus payment of the costs for or provision of certain welfare benefits for a specified period after involuntary termination. In addition, all stock options or restricted stock granted to such person and outstanding at the time of involuntary termination become immediately exercisable and all restrictions thereon are removed. The persons who are parties to such agreements are bound by certain noncompetition and confidentiality provisions.

     The following table summarizes Change of Control Severance Agreement terms for the Company's named executive officers:

                     CHANGE OF CONTROL SEVERANCE AGREEMENTS

                                                                                     DURATION OF
                        NAME                               SEVERANCE PAYMENT       WELFARE BENEFITS
                        ----                               -----------------       ----------------
Larry D. Hall........................................  3x executive compensation      36 months
Morton C. Aaronson...................................  2x executive compensation      24 months
Clyde E. McKenzie....................................  2x executive compensation      24 months
John F. Riordan......................................  None                            0 months
H. Rickey Wells......................................  2x executive compensation      24 months

     In connection with the Merger Agreement with Sempra Energy, the Company and Mr. Hall have entered into an Employment Agreement, effective only if the Merger is consummated, pursuant to which Sempra Energy will employ Mr. Hall as an executive consultant for two years following the Merger and will nominate him to serve on the Sempra Energy Board of Directors. In consideration, Mr. Hall will receive base compensation of $800,000 per year, will be eligible to participate in certain executive benefit programs provided by Sempra Energy and will receive certain retirement benefits. Additionally, at the effective time of the Merger and on the first anniversary of the Merger, Mr. Hall will receive options to purchase an amount of Sempra Energy Common Stock valued at $200,000 under Sempra Energy's 1998 Long Term Incentive Plan. The Employment Agreement also provides for certain payments to Mr. Hall in the event of his termination under circumstances specified in the agreement.

                             PRINCIPAL SHAREHOLDERS

COMMON STOCK

     According to information supplied to the Company by the beneficial owners listed below, the following entities each owned beneficially, as indicated on the dates shown, more than five percent of the outstanding shares of the Common Stock of the Company on the dates indicated in parentheses below. No other person is known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                    NAME AND ADDRESS OF
                 BENEFICIAL OWNER AND DATE                     AMOUNT AND NATURE OF     PERCENT OF
                    INFORMATION PROVIDED                      BENEFICIAL OWNERSHIP(1)     CLASS
                 -------------------------                    -----------------------   ----------
Massachusetts Financial Services Company....................         5,170,126(2)           7.5%
500 Boylston Street
Boston, MA 02116
(February 11, 1999)
Capital Guardian Trust Company..............................         4,285,305(3)           6.2%
11100 Santa Monica Boulevard
Los Angeles, CA 90025
(February 8, 1999)
State Farm Mutual Automobile
  Insurance Company.........................................         3,899,947(4)          5.68%
One State Farm Plaza
Bloomington, IL 61701
(February 4, 1999)
The Prudential Insurance Company of America.................         3,579,781(6)          5.15%
751 Broad Street
Newark, NJ 07102
(February 2, 1999)

---------------

(1) All amounts listed in this column are for the Company's Common Stock and have been adjusted to reflect the 3-for-2 stock split effected December 31, 1998.

(2) As reported on Massachusetts Financial Services Company Schedule 13G dated February 11, 1999. Massachusetts Financial reports that it has sole investment and voting power over its shares, and that the shares were acquired solely for investment purposes.

(3) As reported on Capital Guardian Trust Company's Schedule 13G for the period ended December 31, 1998. Capital Guardian, a bank, reports that it has sole voting power of 2,929,380 shares and sole dispositive power over all of the shares listed.

(4) As reported on State Farm's Schedule 13G for the period ended December 31, 1998. State Farm reports that it has sole investment and voting power over its shares, and that the shares were acquired solely for investment purposes.

(5) As reported on Prudential's Schedule 13G for the period ended December 31, 1998. Prudential reports that it may have direct or indirect voting and/or investment discretion over the shares which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.

CLASS A PREFERRED STOCK

     No person is known to be the owner of five percent or more of the 70,000 outstanding shares of Class A $5.00 Preferred Stock of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC") and the New York Stock Exchange, and to provide copies of such reports to the Company.

     To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and written representations of its directors, executive officers and ten percent holders, the Company believes that during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent holders were satisfied except that Edward Randall, III, a director of the Company, did not timely disclose the acquisition of 1,000 shares of Common Stock that were purchased on March 10, 1998. A Form 4 for this transaction was filed with the SEC on May 12, 1998.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has acted as independent public accountants for the Company continuously since 1940. A representative of Arthur Andersen LLP will be present at the annual meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     Arthur Andersen LLP was recommended by the Audit Committee to perform the audit function for 1998, and that recommendation was approved by the Board of Directors. No independent public accountant has yet been recommended to perform the audit function for 1999. The Audit Committee normally makes such a recommendation at the regular Board of Directors' meeting in November.

                     COST AND METHOD OF PROXY SOLICITATION

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting, the enclosed form of Proxy, the Chairman's Letter, and any additional material relating to the meeting which may be furnished to shareholders by the Board of Directors subsequent to the furnishing of this Proxy Statement, has been or is to be borne by the Company.

     In addition to the solicitation of Proxies by use of the mails, the Company may utilize the services of some of its directors and administrative office personnel (who will receive no compensation therefor in addition to their regular salaries) to solicit Proxies personally, by telephone or facsimile from brokerage houses and other shareholders. The Company will reimburse banks and brokers who hold shares of the Company's stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the Proxy materials to those persons for whom they hold such shares. The Company has also retained D. F. King & Company, Inc. to aid in the solicitation at an estimated cost of $8,000 plus reasonable out-of-pocket expenses presently estimated at $35,000.

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Pursuant to SEC regulations, any proposal which a shareholder intends to present to the 2000 annual meeting must be received by November 16, 1999, at the Company's principal executive offices in order to be included in the Proxy Statement and the form of Proxy for that meeting.

     The Company's By-Laws establish an advance notice procedure with regard to certain matters to be brought before the Annual Meeting of Shareholders. In general, written notice must be received by the Secretary of the Company at its principal executive offices not less than forty days prior to the meeting and must contain certain specified information concerning the matters to be brought before the meeting as well as the shareholder submitting the proposal. A copy of the applicable provisions of the By-laws may be obtained, without charge, upon request to the Secretary of the Company at the address set forth on page one of this Proxy Statement. The annual shareholders meeting is customarily held in early April.

                                 OTHER MATTERS

     The Board of Directors does not intend to present, and does not have any reason to believe that others will present, any other items of business at the annual meeting. However, if other matters are properly presented for a vote, Proxies will be voted upon such matters in accordance with the judgment of the Proxyholders.

                                            By Order of the Board of Directors

                                                MARTHA B. WYRSCH
                                            Vice President, General
                                                    Counsel
                                                 and Secretary


[X]  Please mark your
     votes as in this
     example.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR.

                     FOR           WITHHELD
1. Election of       [ ]             [ ]              Nominees:  1. Charles W. Battey         Check this box if you have
   Directors.                                                    2. Stewart A. Bliss          comments or a change of        [  ]
                                                                 3. Robert H. Chitwood        address and use the back
For, exempt vote withheld from the following nominee(s);         4. Howard P. Coghlan         of this card.
                                                                 5. Edward Randall III
                                                                 6. James C. Taylor           Check this box if you want to  [  ]
-------------------------------------------------------                                       attend and vote at the meeting.






SIGNATURE(S)                                                                    DATE
             ------------------------------------------------------------------      -------------------------------------------
Note: Your Signature should conform with your name as printed above. Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
-----------------------------------------------------------------------------------------------------------------------------------

                       Detach Proxy Card here if you are voting by mail and return in enclosed envelope.


               KN ENERGY, INC. - ANNUAL MEETING - APRIL 15, 1999

                 KN ENERGY NOW OFFERS PHONE OR INTERNET VOTING

                         24 hours a day, 7 days a week

On a touch-tone phone call toll-free 1-800 OK2 VOTE (outside the US and Canada, call 201-324-0377). You will hear these instructions.

-    Enter the last four digits from your social security number.

-    Enter the control number from the box above, just below the perforation.

-    You will then have two options:

     OPTION 1: To vote as the Board of Directors recommends on the proposal; or

     OPTION 2: To vote on he proposal separately.

-    Your vote will be repeated to you and you will be asked to confirm it.

Log onto the internet and type http://www.vote-by-net.com

-    Have your proxy card ready and follow the instructions.

-    You will be able to elect to receive future mailings via the Internet.

Your electronic vote authorizes the proxies named on the reverse of this card to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

 If you have voted by phone or internet, please do not return the Proxy Card.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KN ENERGY, INC.

          The undersigned, whose signature appears on the reverse, hereby appoints LARRY D. HALL and MARTHA B. WYRSCH and each of them, proxies with full power of substitution for and in the name of the
   P undersigned to vote all the shares of Common Stock and Preferred Stock of KN Energy, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on
   R April 15, 1999, and at any and all adjournments thereof, on all matters that may properly come before the meeting.

   O Your shares will be voted as directed on this card. If signed and no direction is given for any item, it will be voted in favor of Item 1.

   X To vote by telephone or internet, please see the reverse of this card. To vote by mail, please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid
   Y      envelope.

          If you have any comments or a change of address, mark the appropriate box on the reverse side and use the following space:

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

         YOUR VOTE IS IMPORTANT, BY RETURNING YOUR VOTING INSTRUCTIONS PROMPTLY,
                YOU CAN AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP
                         MAILINGS PLUS HELP THE COMPANY AVOID
                                 ADDITIONAL EXPENSES.


                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

--------------------------------------------------------------------------------
Detach Proxy Card Here if You Are Voting by Mail and Return in Enclosed Envelope








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